Exhibit 10.48
SEVENTEENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

THIS SEVENTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into on September 17, 2008, by and among SMF Energy Corporation, a Delaware corporation and successor-by-merger to Streicher Mobile Fueling, Inc., a Florida corporation ("SMF"); SMF Services, Inc., a Delaware corporation ("SSI"); H & W Petroleum Company, Inc., a Texas corporation ("H & W" and, together with SMF and SSI, collectively, "Borrower"); and Wachovia Bank, National Association, a national banking association and successor-by-merger to Congress Financial Corporation (Florida) ("Lender").

R E C I T A L S

A. Borrower and Lender are parties to that certain Loan and Security Agreement dated September 26, 2002 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement"). The Obligations under (and as defined in) the Loan Agreement are guaranteed by Streicher Realty, Inc., a Florida corporation ("Guarantor").

B. The parties hereto desire to amend the Loan Agreement upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Each capitalized term used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Loan Agreement.

2. Subject to the satisfaction of each of the conditions precedent set forth in this Amendment, the Loan Agreement is hereby amended, effective as of September 1, 2008, as follows:

(a) By deleting Section 1.37 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

"Interest Rate" shall mean:

(A) during the period commencing on September 1, 2008, and ending on September 30, 2008, as to Prime Rate Loans, the rate of three-quarters percent (0.75%) per annum in excess of the Prime Rate; and

(B) during the period commencing on October 1, 2008, and ending on the last day of the month in which Lender receives and reviews the monthly financial statements and compliance certificate required to be delivered by Borrower pursuant to Section 9.6(a) of this Agreement for the month ending on September 30, 2008, as to all Loans, the rate of two and three-quarters percent (2.75%) per annum in excess of the Prime Rate; and

(C) commencing on the first day of the month immediately following the month in which Lender receives and reviews the monthly financial statements and compliance certificate required to be delivered by Borrower pursuant to Section 9.6(a) of this Agreement for the month ending on September 30, 2008, as to all Loans, the rate of interest determined on a quarterly basis according to the performance of Borrower as measured by the ratio of EBITDA to Fixed Charges, for the period of four (4) fiscal quarters ended on the last day of the fiscal quarter immediately preceding the applicable Adjustment Date (as defined below)(except that, for the fiscal quarters ending on September 30, 2008, and December 31, 2008, the Borrower's ratio of EBITDA to Fixed Charges for purposes of this definition shall be calculated for the periods beginning on February 1, 2008, and ending on the applicable date), as follows:

Ratio of EBITDA to Fixed Charges	Interest Rate
Less than 1.0 to 1.0	Two and three-quarters percent (2.75%) per annum in excess of the Prime Rate
Greater than or equal to 1.0 to 1.0, but less than 1.5 to 1.0	One and three-quarters percent (1.75%) per annum in excess of the Prime Rate
Greater than or equal to 1.5 to 1.0	Three-quarters percent (0.75%) per annum in excess of the Prime Rate

; provided that (i) the Interest Rate shall thereafter be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrower as measured by the ratio of EBITDA to Fixed Charges as of the last day of the fiscal quarter immediately preceding the applicable Adjustment Date, for the period of four (4) fiscal quarters ended on the last day of the fiscal quarter immediately preceding the applicable Adjustment Date (except that, for the fiscal quarters ending on September 30, 2008, and December 31, 2008, the Borrower's ratio of EBITDA to Fixed Charges for purposes of this definition shall be calculated for the periods beginning on February 1, 2008, and ending on the applicable date); (ii) except as set forth in clause (iii) below, any increase or reduction in the Interest Rate provided for in this subsection (C) shall be effective on the first day of the month immediately following Lender's receipt and review of the applicable financial statements and corresponding compliance certificate (each, an "Adjustment Date"); (iii) if the financial statements and the corresponding compliance certificate of Borrower setting forth the ratio of EBITDA to Fixed Charges are not received by Lender on or prior to the date required pursuant to Section 9.6(a) of this Agreement, the Interest Rate shall be determined as if the ratio of EBITDA to Fixed Charges is less than 1.0 to 1.0 (without regard to the actual ratio of EBITDA to Fixed Charges) until such time as such financial statements and compliance certificate are received by Lender and any Event of Default resulting from Borrower's failure to timely deliver such financial statements or compliance certificate is waived in writing by Lender; (iv) Lender shall be entitled to accrue and receive interest at the Default Rate as defined in, and to the extent authorized by, subsection (D) below, and, on each date that the Default Rate accrues on any Loans, the Interest Rate on such date for such Loans shall be determined as if the ratio of EBITDA to Fixed Charges is less than 1.0 to 1.0 (without regard to the actual ratio of EBITDA to Fixed Charges); (v) for the final fiscal quarter of any fiscal year, Borrower may provide the monthly unaudited financial statements of Borrower required under Section 9.6(a) of this Agreement for the purpose of determining the Interest Rate; however, if, upon delivery of the annual audited financial statements required to be submitted by Borrower to Lender pursuant to Section 9.6(a) of this Agreement, Borrower has not met the criteria for reduction of the Interest Rate pursuant to the terms hereinabove for the final fiscal quarter of the fiscal year then ended, then (x) such Interest Rate reduction shall be terminated and, effective on the first day of the month immediately following the month in which Lender receives and reviews such audited financial statements, the Interest Rate shall be the Interest Rate that would have been in effect if such reduction had not been implemented based upon the monthly unaudited financial statements of Borrower for the final fiscal quarter of the fiscal year then ended, and (x) Borrower shall pay to Lender, on demand, the amount equal to the difference between the amount of interest and fees that would have been paid using the Interest Rate determined based upon such audited financial statements and the amount of interest and fees actually paid during the period in which the reduction of the Interest Rate was in effect based upon the monthly unaudited financial statements for the final fiscal quarter of the fiscal year then ended; and

(D) notwithstanding anything to the contrary contained herein, at Lender's option and without notice, the rate of interest (the "Default Rate") equal to three percent (3.00%) per annum in excess of rate of interest set forth in subsection (A), (B) or (C) above, as applicable, (i) during the period from and after the date of termination or non-renewal of this Agreement until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds; (ii) during the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender; and (b) on the Revolving Loans at any time outstanding in excess of the Borrowing Base or the Revolving Loan Limit (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

(b) By adding to Section 1 of the Loan Agreement, in proper alphabetical sequence, the following new definition:

1.60.1 "Seventeenth Amendment Date" shall mean September 17, 2008.

(c) By deleting the period from the end of Section 3.1(b)(G) of the Loan Agreement and by substituting in lieu thereof the following:

, and (H) no Eurodollar Rate Loans shall be made, no Prime Rate Loans shall be converted to Eurodollar Rate Loans, and no Eurodollar Rate Loans shall be continued, as the case may be, on or after the Seventeenth Amendment Date.

(d) By deleting Section 9.21 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

9.21 Fixed Charge Coverage Ratio.

(A) With respect to each month set forth below in which either (i) Average Excess Availability for such month is less than the amount set forth below and corresponding to such month, or (ii) an Event of Default occurs or exists, Borrower shall not permit the ratio of EBITDA to Fixed Charges, measured as of the last day of such month for the testing period set forth below and corresponding to such month, to be less than 1.0 to 1.0:

Month	Average Excess Availability	Testing Period
February 2007	$1,500,000	Fiscal year to date
March 2007	$1,500,000	Fiscal year to date
April 2007	$1,500,000	Fiscal year to date
May 2007	$1,500,000	Fiscal year to date
June 2007	$2,500,000	Fiscal year to date
July 2007	$2,500,000	Fiscal year to date
August 2007	$2,500,000	Fiscal year to date
September 2007	$2,500,000	Fiscal year to date
October 2007	$1,800,000	Fiscal year to date
November 2007	$800,000	Fiscal year to date
December 2007	$800,000	Fiscal year to date
January 2008	$800,000	Fiscal year to date
February 2008	$1,200,000	Fiscal year to date
March 2008	$1,200,000	Fiscal year to date
April 2008	$1,350,000	Fiscal year to date
May 2008	$1,350,000	Fiscal year to date
June 2008	$1,350,000	Fiscal year to date
July 2008	$1,350,000	Period commencing on February 1, 2008, and ending on July 31, 2008
August 2008	$1,350,000	Period commencing on February 1, 2008, and ending on August 31, 2008
September 2008	$1,350,000	Period commencing on February 1, 2008, and ending on September 30, 2008

(B) With respect to each month set forth below, Borrower shall not permit the ratio of EBITDA to Fixed Charges, measured as of the last day of such month for the period set forth below and corresponding to such month, to be less than the ratio set forth below and corresponding to such month:

Month	Testing Period	Minimum Ratio
October 2008	Period commencing on February 1, 2008, and ending on October 31, 2008	1.0 to 1.0
November 2008	Period commencing on February 1, 2008, and ending on November 30, 2008	1.0 to 1.0
December 2008	Period commencing on February 1, 2008, and ending on December 31, 2008	1.3 to 1.0
January 2009 and each month thereafter	Trailing twelve months ending on the last day of the month	1.3 to 1.0

(e) By extending the "Renewal Date" set forth in Section 12.1(a) of the Loan Agreement from December 31, 2008, to July 1, 2009.

(f) By deleting the table set forth in Section 12.1(c) of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

	Amount	Period
(i)	Three percent (3.0%) of the Maximum Credit	From the date of this Agreement to and including September 25, 2003
(ii)	One and one-half percent (1.5%) of the Maximum Credit	From September 26, 2003, to and including September 25, 2004
(iii)	One-half percent (0.5%) of the Maximum Credit	From September 26, 2004, to and including August 31, 2008
(iv)	Zero percent (0%) of the Maximum Credit	From September 1, 2008, to and including December 31, 2008
(v)	One-half percent (0.5%) of the Maximum Credit	Any date on or after January 1, 2009, other than the Renewal Date

3. Borrower hereby ratifies and reaffirms the Obligations, each of the Financing Agreements and all of Borrower's covenants, duties, indebtedness and liabilities under the Financing Agreements.

4. To induce Lender to enter into this Amendment and to grant the accommodations set forth herein, Borrower hereby acknowledges and stipulates that the Loan Agreement and the other Financing Agreements executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); and the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens.

5. To induce Lender to enter into this Amendment and to grant the accommodations set forth herein, Borrower hereby represents and warrants to Lender that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and except as may have been disclosed in writing by Borrower to Lender prior to the date hereof, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

6. In consideration of Lender's willingness to enter into this Amendment and to grant the accommodations set forth herein, Borrower hereby agrees to pay to Lender (i) a nonrefundable amendment fee (the "Amendment Fee") in the amount of twenty-five thousand dollars ($25,000) in immediately available funds on the date hereof, which shall be fully earned on the date hereof, and (ii) on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Financing Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

7. The effectiveness of the amendments to the Loan Agreement set forth in this Amendment is subject to the satisfaction of each of the following conditions precedent, in each case in form and substance satisfactory to Lender:

(a) Lender shall have received duly executed and delivered counterparts of this Amendment from Borrower and Guarantor;

(b) Lender shall have received full payment of the Amendment Fee; and

(c) no Default or Event of Default shall exist or occur on the date hereof.

8. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

9. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to its conflict of laws principles.

11. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Financing Agreements, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

12. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually-executed signature page delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature page hereto. Any party delivering a manually-executed counterpart of this Amendment by facsimile or other electronic transmission shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

13. To induce Lender to enter into this Amendment and to grant the accommodations set forth herein, Borrower hereby releases and forever discharges Lender and each and every one of its directors, officers, employees, representatives, legal counsel, agents, parents, subsidiaries and affiliates, and persons employed or engaged by them, whether past or present (hereinafter collectively referred to as the "Lender Releasees"), of and from all actions, agreements, damages, judgments, claims, counterclaims, and demands whatsoever, whether liquidated or unliquidated, contingent or fixed, determined or undetermined, at law or in equity, which Borrower had, now has, or may at any time have against the Lender Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever to the date of this Amendment, whether arising out of, related to or pertaining to the Obligations, the Financing Agreements or otherwise, including, without limitation, the negotiation, closing, administration and funding of the Obligations or the Financing Agreements. Borrower acknowledges that this provision is a material inducement for Lender entering into this Amendment and that this provision shall survive the payment in full of all Obligations and the termination of all Financing Agreements.

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To the fullest extent permitted by applicable law, each party hereto hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers on the day and year first above written.

"LENDER": WACHOVIA BANK, NATIONAL ASSOCIATION By: /s/Pat Cloninger Name: Pat Cloninger Title: Director

"BORROWER":

SMF ENERGY CORPORATION

By: /s/Michael S. Shore
Name: Michael S. Shore
Title: Senior Vice President & Chief Financial Officer

SMF SERVICES, INC.

By: /s/Michael S. Shore
Name: Michael S. Shore
Title: Senior Vice President & Chief Financial Officer

H & W PETROLEUM COMPANY, INC.

By: /s/Michael S. Shore
Name: Michael S. Shore
Title: Senior Vice President & Chief Financial Officer

JOINDER

The undersigned: (1) acknowledges and confirms that Lender’s loans, advances and credit to Borrower have been, are and will continue to be of direct economic benefit to the undersigned, (2) acknowledges that it has previously waived any right to consent to the foregoing Amendment or any future amendment to the Loan Agreement but, nevertheless, consents to all terms and provisions of the foregoing Amendment that are applicable to it, and agrees to be bound by and comply with such terms and provisions, and (3) acknowledges and confirms that its guaranty in favor of Lender executed in connection with the Loan Agreement is valid and binding and remains in full force and effect in accordance with its terms (without defense, setoff or counterclaim against enforcement thereof), which include, without limitation, its guaranty in connection with the Loan Agreement, as modified by the foregoing Amendment.

"GUARANTOR": STREICHER REALTY, INC., a Florida corporation By: /s/Michael S. Shore Name: Michael S. Shore Title: Senior Vice President & Chief Financial Officer